EXHIBIT 23.1

                         Consent of Independent Auditors


We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 333-34653 and 333-84387) pertaining to the Congoleum Corporation 1995 Stock Option Plan and the Non-Qualified, Non-Employee Directors Stock Option Plan of our report dated April 10, 2003, with respect to the consolidated financial statements and schedule of Congoleum Corporation included in the Annual Report (Form 10-K) for the year ended December 31, 2002.

                                                           /s/ Ernst & Young LLP

Philadelphia, Pennsylvania
April 10, 2003